Exhibit 10.36

DATED	15 OCTOBER 2007

CAPMARK AB NO. 2 LIMITED
as Borrower

-and-

IXIS CORPORATE & INVESTMENT BANK, LONDON BRANCH
as Original Lender

-and-

CAPMARK FINANCIAL GROUP INC.
as Guarantor

-and-

IXIS CORPORATE & INVESTMENT BANK, LONDON BRANCH
as Agent

-and-

THE BANK OF NEW YORK
as Security Trustee

SIXTH AMENDING DEED RELATING TO THE
£750,000,000 REVOLVING CREDIT AGREEMENT

Lovells

Ref.: PASAL/SAC/760079
S1009.00453

Lovells LLP, 6, avenue Kléber, 75116 Paris

THIS SIXTH AMENDING DEED is made and delivered on 15 October 2007

BETWEEN:

(1)                     CAPMARK AB NO. 2 LIMITED a company incorporated in Ireland (registered number 400239) whose principal office is at Commerzbank House, 35-50 Guild Street, Dublin 1, Ireland (the “Borrower”);

(2)                     IXIS CORPORATE & INVESTMENT BANK a company incorporated in France acting through its London Branch at 25 Dowgate Hill, London EC4R 2YA (the “Original Lender”);

(3)                     CAPMARK FINANCIAL GROUP INC. a company incorporated in Nevada whose principal office is at 411 Borel Avenue, Suite 320, San Mateo, CA 94402 USA (the “Guarantor”);

(4)                     IXIS CORPORATE & INVESTMENT BANK a company incorporated in France acting through its London Branch at 25 Dowgate Hill, London EC4R 2YA in its capacity as agent for the Lenders (in that capacity, the “Agent”); and

(5)                     THE BANK OF NEW YORK a New York Banking Corporation acting through its London Branch at One Canada Square, London E14 5AL as security trustee for itself and on behalf of the other Secured Parties (the “Security Trustee”).

WHEREAS:

(A)                 The Borrower, the Original Lender, the Guarantor, the Agent and the Security Trustee are parties to the revolving credit agreement dated 31 May 2005 in an initial amount of £300,000,000, as subsequently increased to £500,000,000, as amended by an amending deed on 26 August 2005, a second amending deed on 30 September 2005, a third amending deed on 30 November 2005, a fourth amending deed as of 23 March 2006 and as amended and restated on 30 May 2006 and a fifth amending deed as of 30 May 2007, together, the “Facility Agreement”.

(B)                   The Original Lender is at the date hereof the only Lender under the Facility Agreement.

(C)                   The Parties now wish to make various amendments to the Facility Agreement. In particular, the Original Lender has agreed to increase, on a temporary basis, the Total Commitments under the Facility from £500,000,000 (the “Original Total Commitments”) to £750,000,000 for the period from (and including) the date of this Sixth Amending Deed to (and including) 1 December 2007, with a corresponding increase in the Margin and the introduction of a Utilisation Fee (as defined below) for any Loan which causes the Original Total Commitments to be exceeded. The Original Lender has agreed to increase the Total Commitments to be exceeded under the terms set out herein. The Original Lender has agreed to increase the Total Commitments herein on the condition that the aggregate of (i) US$ borrowings over US$ 150,000,000 and (ii) the Sterling borrowings over £500,000,000 shall not at any time exceed the equivalent of £250,000,000.

(D)                  Pursuant to Clauses 31.1 and 31.2 of the Facility Agreement, the amendments set out in Recital (C) above may be amended with the consent of all of the Lenders and the Borrower and shall be binding on all Parties.

(E)                    On the date hereof, the Borrower, the Original Lender, the Guarantor, the Agent and the Security Trustee now wish to amend the Facility Agreement as follows.

IT IS AGREED:

1.                          DEFINITIONS AND INTERPRETATION

1.1                    Definitions

Capitalised terms and expressions used in this Sixth Amending Deed shall, unless otherwise defined in this Deed or save as the context otherwise requires, have the meaning ascribed to such terms and expressions in the Facility Agreement.

1.2                    Interpretation

(a)                    Unless a contrary indication appears, any reference in this Sixth Amending Deed to:

(i)                        a Clause or Schedule is to a clause of a schedule to this Sixth Amending Deed (as the case may be);

(ii)                     each of Borrower and the Agent agrees that this Sixth Amending Deed shall be a Finance Document for the purposes of the Facility Agreement; and

(iii)                  a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated.

(b)                   Clause and Schedule headings are for ease of reference only.

1.3                    Third Party Rights

(a)                    Unless expressly provided to the contrary in this Sixth Amending Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Sixth Amending Deed.

(b)                   Notwithstanding any term of this Sixth Amending Deed, the consent of any person who is not a Party is not required to rescind or vary this Sixth Amending Deed at any time.

2.                          AMENDMENTS TO THE FACILITY AGREEMENT

The Parties hereto agree that, with effect from the date of this Sixth Amending Deed, the Facility Agreement shall be amended as follows:

(a)                    In Clause 1.1 (Definitions) as of 5 October 2007, the definition of “Margin” shall be amended as follows: the number “0.5 per cent. per annum” shall be replaced with “0.7 per cent. per annum”.

(b)                   Notwithstanding the provisions of the Facility Agreement:

(i)                        all references to “Commitments” or “Total Commitments” shall be to £750,000,000 for the period from (and including) the date of this Sixth Amending Deed to (and including) 1 December 2007;

(ii)                     the Borrower may only make a Utilisation Request in respect of a Loan which causes the Original Total Commitments to be exceeded up to (and including) 1 December 2007, such Loans to be referred to as “New Loans” in this Sixth Amending Deed;

(iii)                  the “Availability Period” in respect of New Loans which cause the Original Total Commitments to be exceeded shall mean the period from and including the date of this Sixth Amending Deed to (and including) 1 February 2008;

(iv)                 if the Borrower makes an Utilisation Request in respect of a New Loan which causes the Original Total Commitments to be exceeded, it shall pay to the Lenders 0.35 per cent of the relevant New Loan made on the relevant Utilisation Date (the “Utilisation Fee”), which Utilisation Fee shall be deducted by each Lender from its participation in each such New Loan on the relevant Utilisation Date; and

(v)                    notwithstanding any other terms of this Sixth Amending Deed and reference to New Loans, the Original Lender confirms that the amount borrowed in excess of £500,000,000 at the end of the Availability Period shall become due and payable on 1 November 2008, being the Termination Date relating to such advances.

(c)                    Clause 4.4 (Maximum number of Loans and limits on the Commitment) shall be deleted and replaced by the following:

“The Borrower may not deliver an Utilisation Request if as a result of the proposed Utilisation, any of the limits on the utilisation of the Commitment described in clause 4.5 will be breached.”

(d)                   Clause 4.5 (a) (German, French, Italian and Non-standard Scottish Secured Property Loans) shall be deleted and replaced by the following:

“4.5              French, Italian and Non-standard Scottish Secured Property Loans

(a)                    Although the provisions of this Agreement relating to Secured Property Loans (including the Secured Property Loan Eligibility Criteria and the representations and warranties referred to or set out in clause 16.21 (Secured Property Loans)) are drafted so as to relate to Standard Scottish Secured Property Loans and Secured Property Loans relating to English and/or Welsh and/or German Properties, it is the intention of the Parties that, subject to the Lenders’ consent, the Facility is to be available to fund or refinance the making or acquisition by the Borrower of Secured Property Loans relating to Non-standard Scottish Secured Property Loans and/or French and/or Italian Properties also, subject to the limits set out below:

(i)                        no more than £400,000,000 of the Commitment may be allocated to Scottish Secured Property Loans, Non-standard Scottish Secured Property Loans and Secured Property Loans relating to English and/or Welsh Properties;

(ii)                     no more than £150,000,000 of the Commitment may be allocated to Secured Property Loans relating to French Properties; and

(iii)                  no more than £100,000,000 of the Commitment may be allocated to Secured Property Loans relating to Italian Properties.”

(e)                    Clause 18.4 (Disposals) shall be deleted and replaced by the following:

“The Borrower shall not, and shall not agree to, enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset other than:

(i)                        any disposal constituted by or made pursuant to the Finance Documents;

(ii)                     a disposal of any part of a Secured Property Loan which is not refinanced in full under this Agreement where (a) the Borrower has received the prior written consent of the Agent on the terms of any inter-creditor arrangements between the Borrower and the purchaser of such part of such Secured Property Loan and (b) the proceeds from such disposal shall be allocated on a pro rata basis to the repayment of the Loan relating to such Secured Property Loan and the repayment of the Subordinated Advance (as defined in the Subordinated Loan Agreement) in respect of the Secured Property Loan;

(iii)                  a disposal of a Non-approved Secured Property Loan and related Non-approved Secured Property Loan Assets; and

(iv)                 any securitisation, sale or refinancing of Relevant Secured Property Loans (together with any related Collateral Security), provided that any Loan made to fund or refinance any Relevant Secured Property Loan which is securitised, sold or refinanced is prepaid out of the proceeds of the securitisation, sale or refinancing pursuant to clause 7.5 (Voluntary prepayment).”

3.         CONDITIONS PRECEDENT

The Borrower shall, on the date of this Sixth Amending Deed, provide to the Agent:

(a)                    a legal opinion from the English legal counsel to the Borrower (Mayer Brown International LLP) substantially in the form approved by the Agent and the Security Trustee prior to signing the Sixth Amending Deed;

(b)                   a legal opinion from the Irish legal counsel to the Borrower (McCann Fitzgerald) substantially in the form approved by the Agent and the Security Trustee prior to signing the Sixth Amending Deed;

(c)                    a solvency certificate for the Borrower signed by an officer of the Borrower effective as at the date of the Sixth Amending Deed;

(d)                   a copy of a resolution of the board of directors of the Borrower evidencing the authority of the person(s) who execute the Finance Documents on its behalf; and

(e)                    a specimen of the signature of the person referred to in Clause 3(d).

4.                          COSTS AND EXPENSES

The Borrower shall, within two Business Days of demand, reimburse the Agent and the Security Trustee for the amount of all reasonable costs and expenses (including legal fees) (and any VAT payable in respect of them) reasonably incurred by the Agent or the Security Trustee in responding to, evaluating, negotiating or complying with this Sixth Amending Deed, the Finance Documents and any other relevant documents.

5.                          REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under this Sixth Amending Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Sixth Amending Deed are cumulative and not exclusive of any rights or remedies provided by law.

6.                          PARTIAL INVALIDITY

If, at any time, any provision of this Sixth Amending Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.         FURTHER ASSURANCE

The Borrower shall at its own expense, do all such acts and things as are necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Sixth Amending Deed.

8.                          COUNTERPARTS

This Sixth Amending Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Sixth Amending Deed.

9.                          GOVERNING LAW - JURISDICTION

9.1                    Governing Law

This Sixth Amending Deed is governed by and shall be construed in accordance with English Law.

9.2                    Jurisdiction

(a)                    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Sixth Amending Deed (including a dispute regarding the existence, validity or termination of this Sixth Amending Deed) (a “Dispute”).

(b)                   The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                    This Clause 9 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

10.                    SERVICE OF PROCESS

Without prejudice to any other mode of service allowed under any relevant law, the Borrower and the Guarantor each:

(a)                    irrevocably appoints Capmark UK Limited, Norfolk House, 31 St James’s Square, London SW1Y 4JU as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                   agrees that failure by a process agent to notify the Borrower or, as the case may be, the Guarantor of the process will not invalidate the proceedings concerned.

IN WITNESS WHEREOF this Sixth Amending Deed has been executed and delivered as a deed on the date stated at the beginning.

EXECUTED AS A DEED BY

The Borrower

The Common Seal of			)
CAPMARK AB NO. 2 LIMITED			)
was affixed to this Sixth Amending Deed			)
in the presence of:

Director:				/s/ [Illegible]

Secretary:				/s/ [Illegible]

The Original Lender

Signed by	[Illegible]	and	)	/s/ [Illegible]
, duly authorised for and on behalf of			)
IXIS CORPORATE & INVESTMENT BANK, LONDON BRANCH			)
)

The Guarantor

Signed by , duly authorised for and on behalf of			)	/s/ [Illegible]
CAPMARK FINANCIAL GROUP INC.			)
)

The Agent

Signed by	[Illegible]	and	)	/s/ [Illegible]
, duly authorised for and on behalf of			)
IXIS CORPORATE & INVESTMENT BANK, LONDON BRANCH			)

The Security Trustee

Signed by	Vincent Giraud	Assistant Vice President, duly authorised for and	)	/s/ [Illegible]
on behalf of THE BANK OF NEW YORK			)